Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated October 30, 2015 with respect to the financial statements of AB Conservative Wealth Strategy (formerly AllianceBernstein Conservative Wealth Strategy), AB Balanced Wealth Strategy (formerly AllianceBernstein Balanced Wealth Strategy), AB Wealth Appreciation Strategy (formerly AllianceBernstein Wealth Appreciation Strategy), AB Tax-Managed Balanced Wealth Strategy (formerly AllianceBernstein Tax-Managed Balanced Wealth Strategy), AB Tax-Managed Conservative Wealth Strategy (formerly AllianceBernstein Tax-Managed Conservative Wealth Strategy) and AB Tax-Managed Wealth Appreciation Strategy (formerly AllianceBernstein Tax-Managed Wealth Appreciation Strategy), each a series of The AB Portfolios (formerly The AllianceBernstein Portfolios) for the fiscal year ended August 31, 2015, which are incorporated by reference in this Post-Effective Amendment No. 99 to the Registration Statement (Form N-1A No. 33-12988) of The AB Portfolios.

                                                           /s/ ERNST & YOUNG LLP

New York, New York
December 28, 2015